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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      DIPLOMAT DIRECT MARKETING CORPORATION
                                Under Section 245
                                     of the
                        Delaware General Corporation Law

         We, the President and the Secretary of Diplomat Direct Marketing Corporation, a corporation existing under the laws of the state of Delaware, do hereby certify as follows:

         First: That the name of the corporation is Diplomat Direct Marketing Corporation.

         Second: That the Certificate of Incorporation of the corporation was filed with the Delaware Secretary of State on June 23, 1993, and amended on July 23, 1993, and amended on October 29, 1993, and amended on November 12, 1993, and amended on September 13, 1995, and amended on June 9, 1998.

         Third: That at a meeting of the Board of Directors of the corporation resolutions were adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments and restatement of the Certificate of Incorporation to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

                  RESOLVED, that the Certificate of Incorporation of the
             corporation be amended by changing Articles 1 and 5 so that, as amended, said Articles shall be and read as follows:

                  1. Name. The name of the Corporation is StyleSite Marketing, Inc. the "Corporation").

                                      * * *

                  5. Management of Business. The following provisions are
             inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

                       5.1 By-Laws. The original By-Laws of the Corporation
                  shall be adopted by the sole incorporator. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

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                       5.2 Number and Election of Directors. The number of its
                  directors shall be not less than three nor more than nine. Directors need not be stockholders.

         Fourth: That thereafter, pursuant to resolutions of the Board of Directors, a meeting of the stockholders of the corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

         Fifth: That said amendments and the restatement of the certificate of incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the state of Delaware by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of stockholders.

         Sixth: That the text of the certificate of incorporation of the corporation, as amended, is hereby restated as further amended by this certificate, to read as follows:

                1. Name. The name of the corporation is StyleSite Marketing, Inc. (the "Corporation").

                2. Registered Office and Registered Agent. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company.

                3. Corporate Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Corporation Law").

                4. Authorized Capital. The aggregate number of shares of which the Corporation shall have the authority to issue is 51,000,000, of which 50,000,000 shares shall be common stock, par value of $0.0001 per share (the "Common Stock") and 1,000,000 shares shall be preferred stock, par value of $0.01 per share (the "Preferred Stock"). All shares shall, when issued, be issued as fully paid and nonassessable shares and the holders thereof shall not be liable for any further payment in respect thereof.

                The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof of the Preferred Stock are as follows:

                           The Board of Directors is authorized,  subject to the
                  limitations prescribed by law and the provisions of this
                  Article 4, to provide for the issuance of the Preferred Stock in series and by filing a Certificate pursuant to the Delaware General Corporation Law to establish the number of shares to be included in each such series. The Preferred Stock

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                  may be issued either as a class without series, or, as do
                  determined by the Board of Directors, either in whole or in part in one or more series, each series to be appropriately designated by a distinguishing number, letter or title prior to the issue of the shares thereof. Whenever the term "Preferred Stock" is used in this Article 4, it shall be deemed to mean and include Preferred Stock issued as a class without series, or one or more series thereof, or both, unless the context shall otherwise require. There is hereby expressly granted to the Board of Directors of the Corporation authority, subject to the limitations provided by law, to fix the voting power, the designations, and the relative preferences, powers, qualifications, limitations or restrictions thereof, of the shares of each series of Preferred Stock and the variations in the relative powers, rights, preferences and limitations as between series, and to increase the number of shares constituting each series, and to decrease such number of shares (but not to less than the number of outstanding shares of the series), in the resolution or resolutions adopted by the Board of Directors providing for the issue of said Preferred Stock.

                           The authority of the Board of Directors of the
                  Corporation with resect to each series shall include, but shall not be limited to, the authority to determine the following:

                  1. The designation of the series;

                  2. The number of shares initially constituting such series;

                  3. The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

                  4. The rate or rates and the times and conditions under which dividends on the shares of such series shall be paid, and,
                     (i) if such dividends are payable in preference to, or in relation to, the dividends payable on the other class or classes of stock, the terms and conditions of such payment, and (ii) if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

                  5. Whether or not the shares of such series shall be
                     redeemable, and, if such series shall be redeemable, the terms and conditions of such redemption, including, but not limited, to the date or dates upon or after which such shares shall be redeemable and the amounts per share which shall be payable upon such redemption, which amount may vary under conditions and at different redemption dates;

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                  6. The amount payable on the shares of such series in the
                     event of the dissolution of, or upon any distribution of the assets of, the Corporation;

                  7. Whether or not the shares of such series may be convertible into, or exchangeable for, shares of any other class or series and the price or prices and the rates of exchange and the terms of any adjustments to be made in connection with such conversion or exchange;

                  8. Whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more or less than one vote per shares;

                  9. Whether or nor a purchase fund shall be provided for the redemption of the shares of such series and if a sinking fund shall be provided, the terms and conditions thereof; and

                 10. Any other powers, preferences and the relative
                     participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, as shall not be inconsistent with the provisions of this
                     Article 4 or the limitations provided by law.

           5. Management of Business. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

                5.1 By-Laws. The original By-Laws of the Corporation shall be adopted by the sole incorporator. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

                5.2 Number and Election of Directors. The number of its directors shall be not less than three nor more than nine. Directors need not be stockholders.

                6. Indemnification by the Corporation; Liability of Directors. The directors of the Corporation shall be entitled to the benefits of all limitations on

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           the liability of directors generally that are now or hereafter become available under the Corporation Law, and the Corporation shall indemnify all persons whom it is permitted to indemnify to the full extent permitted by Section 145 of the Corporation law, as amended from time to time. Without limiting the generality of the foregoing, no director shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 6 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

           Seventh: That the capital of the corporation shall not be reduced under or by reason of said amendments.

           Eighth: This certificate shall become effective on August 24, 1999.

                         [Signatures on following page]

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        IN WITNESS WHEREOF, the undersigned affirms, under penalty of perjury, that the foregoing instrument is the act and deed of the corporation and that the facts stated therein are true.

Date:    August 11, 1999                  /s/ Warren H. Golden
                                          --------------------------------------
                                          Warren H. Golden

                                          President and Chief Executive Officer

Date:    August 11, 1999                  /s/ James G. Smith
                                          -------------------------------------
                                          James G. Smith
                                          Secretary

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